UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2023

COMMONWEALTH INCOME & GROWTH FUND VII, LP
(Exact name of registrant as specified in its charter)

Commission File Number: 333-156357

Pennsylvania	26-3733264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4532 US Highway 19

Suite 200

New Port Richey, FL 34652

(Address, including zip code, of principal executive offices)

(877) 654-1500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form-K amends Item 4.02 on Form 8-K filed on November 28, 2023 (the “Original Form 8-K) to provide additional detail on accounting error found, the periods impacted periods and estimated impact to those statements.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 27, 2023, the General Partner of Commonwealth Income & Growth Fund VII, LP, (the “Partnership”), in consultation with management and MORISON COGEN, LLP, the Partnership's independent registered public accounting firm, concluded that the Partnership’s previously issued interim financial statements contained within the quarterly and annual Reports on Forms 10-Q and 10-KA for period ended 9/30/2022 and 12/31/2022, should no longer be relied upon due to errors in such financial statements, and therefore a restatement of these prior financial statements is required.

Commonwealth Income & Growth Fund VII, LP announced it’s in the process of re-stating its 10-Qs and 10-K financials for fiscal 2022.  The restatement was deemed appropriate given the increase in notes payable and additional revenue within associated private entities in which the partnership is invested.

On 12/30/2021 CIGF VII purchased $23,000 of fixed asset of an inventory control system and also assumed the rights associated with lease of such inventory control system and lease payable under the lease.

CIGF VII properly recorded the $23,000 of fixed assets and properly recorded the applicable depreciation expense; however, CIGF VII failed to record assumption of a $91,597.43 lease payable balance (and interest thereon) nor recorded the monthly lease revenue that accrued in 2022 and Q1 2023.

The omission was identified during audit of CIGF VII financials and the estimated impact is that loses for fiscal 2022 were overstated by $54,000.

The Partnership has revised its indirect lease acquisition process to prevent future similar omissions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMONWEALTH INCOME & GROWTH FUND VII, LP
BY: COMMONWEALTH INCOME & GROWTH FUND, INC., General Partner

Date: December 5, 2023	By:	/s/ Kimberly A. Springsteen-Abbott
Kimberly A. Springsteen-Abbott
Chief Executive Officer Commonwealth Income & Growth Fund, Inc.

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